UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

TRON INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

941 W. Morse Blvd.

Suite 100

Winter Park FL 32789

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRON	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 16, 2025, Tron Inc. (the “Company”) held a virtual annual meeting of stockholders (the “Annual Meeting”).

As of the close of business on November 18, 2025, the record date for the Annual Meeting (the “Record Date”), 257,115,400 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) were outstanding and entitled to vote. At the Annual Meeting, a total of 224,850,056 votes, comprised of shares of the Company’s Common Stock, equivalent to approximately 87.45% of the outstanding votes, were represented in person or by proxy at the Annual Meeting, constituting a quorum. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

1. The five nominees for director were elected to serve a one-year term as follows:

Director	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Richard Miller	222,760,459	0	40,232	2,049,365
Weike Sun	222,752,199	0	48,192	2,049,665
Zhihong Liu	222,751,932	0	48,460	2,049,664
Zi Yang	222,732,147	0	68,243	2,049,666
Christopher Melton	222,564,780	0	235,611	2,049,665

2. The proposal to ratify the appointment of M&K CPAS, PLLC. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
224,814,102	21,159	14,795	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRON INC.

Date: December 18, 2025	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer